Exhibit 8.1

WNS (HOLDINGS) LIMITED

LIST OF SUBSIDIARIES

S/No.	Name of Subsidiary	Place of Incorporation

1.	WNS Global Services Netherlands B.V.	Netherlands

2.	WNS North America, Inc.	Delaware, USA

3.	WNS Global Services (UK) Limited	United Kingdom

4.	WNS (Mauritius) Limited	Mauritius

5.	WNS Global Services (Romania) S.R.L.	Romania

6.	WNS Global Services Philippines, Inc.	Philippines

7.	WNS Business Consulting Services Private Limited	India

8.	WNS Assistance Limited	United Kingdom

9.	Accidents Happen Assistance Limited	United Kingdom

10.	WNS Global Services Inc.	Delaware, USA

11.	Business Applications Associates Beijing Limited	China

12.	WNS Capital Investment Limited	Mauritius

13.	WNS Global Services (Private) Limited	Sri Lanka

14.	WNS Customer Solutions (Singapore) Private Limited	Singapore

15.	WNS Global Services Private Limited	India

16.	WNS BPO Services Costa Rica, S.R.L.	Costa Rica

17.	WNS Global Services (Australia) Pty Ltd	Australia

18.	WNS Mauritius Limited ME (Branch)	Dubai Airport Free Zone

19.	WNS Cares Foundation(2)	India

20.	WNS Global Services (UK) Limited (Branch) Poland	Poland

21.	WNS Global Services SA (Pty) Limited	South Africa

22.	Business Applications Associates Beijing Limited Guangzhou Branch (Branch)	China

23.	WNS Global Services (Dalian) Co. Ltd.	China

24.	WNS Global Services Private Limited (Singapore Branch)	Singapore

25.	WNS Legal Assistance LLP	United Kingdom

26.	WNS Assistance (Legal) Limited	United Kingdom

27.	WNS Global Services (UK) Limited London Bucharest Branch	Romania

28.	WNS Global Services (UK) Limited (France Branch)	France

29.	Denali Sourcing Services Inc.(1)	Delaware, USA

30.	WNS Global Services Netherlands B.V Merkezi Hollanda Istanbul Merkez Subesi (Turkey Branch)	Turkey

31.	MTS HealthHelp Inc.	Delaware, USA

32.	HealthHelp Holdings LLC	Delaware, USA

33.	HealthHelp LLC	Delaware, USA

34.	Value Edge AG(2)	Switzerland

35.	Value Edge Inc.	Delaware, USA

36.	VE Value Edge Gmbh	Germany

37.	WNS Global Services (Dalian) Co. Ltd. Shanghai Branch	China

38.	Ucademy (Pty) Ltd	South Africa

39.	The WNS B-BBEE Staff Share Trust	South Africa

40.	WNS Global Services Netherlands B.V. Ireland Branch	Ireland

41.	WNS New Zealand Limited	New Zealand

42.	WNS Global Services (UK) International Limited	United Kingdom

43.	WNS-HealthHelp Philippines Inc.	Philippines

44.	WNS Global Services North Americas Inc.	Delaware, USA

45.	WNS South Africa (Pty) Ltd.	South Africa

46.	WNS Global Services (UK) Limited (SUCURSAL EN ESPANA Branch)	Spain

47	WNS Business Consulting Netherlands B.V.	Netherlands

48	WNS Gestion des Processus d’Affaire Inc.	Canada

49	WNS Information Services (India) Private Limited (formerly known as MOL Information Processing Services (I) Private Limited) (3)	India

50	WNS Global Services Lisbon Unipessoal LDA(4)	Portugal

51	WNS Global Services (Romania) SRL-Punct De Lucru Sibiu (Branch)(5)	Romania

Notes:

(1)	WNS Denali Sourcing Services, Inc. a fully owned subsidiary of Denali Sourcing Services Inc. has been dissolved with effect from April 20, 2022.

(2)	WNS Global Services AG, wholly-owned subsidiary of WNS Global Services (UK) International Limited, was incorporated in Switzerland on July 16, 2021.

(3)

On August 1, 2021, we acquired all outstanding shares of MOL Information Processing Services (I) Private Limited. The name of the entity was changed to WNS Information Services (India) Private Limited with effect from December 1, 2021.

(4)	WNS Global Services Lisbon, Unipessoal LDA, a wholly-owned subsidiary of WNS Global Services (UK) International Limited, was incorporated in Portugal on August 13, 2021.

(5)	WNS Global Services (Romania) SRL-Punct De Lucru Sibiu, new branch established on December 28, 2021.